UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) April 9, 2008

Adolor Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	000-30039	31-1429198
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Pennsylvania Drive, Exton, PA	19341
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (484) 595-1500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On April 9, 2008, the Board of Directors of Adolor Corporation (the “Company”) approved the amendment and restatement of the Adolor Corporation Incentive Compensation Plan (the “Incentive Plan”).

Pursuant to the Incentive Plan, the Board of Directors is responsible for setting specific corporate objectives for the Company each year. Performance against those objectives will be used by the Compensation Committee of the Board of Directors (the “Compensation Committee”) to determine the amount of the overall incentive compensation pool available to the Company’s employees. The Compensation Committee will also annually review and approve the incentive compensation awards for the Company’s chief executive officer and each of the Company’s other executive officers pursuant to the Incentive Plan. The Company’s chief executive officer will have the responsibility for reviewing and approving the allocation of incentive compensation awards for all other Company employees.

The foregoing summary of the Incentive Plan is qualified in its entirety by reference to the full text of the Incentive Plan, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

10.1	Adolor Corporation Incentive Compensation Plan, dated January 6, 2005, as amended and restated April 9,2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADOLOR CORPORATION

By:	/s/ Martha E. Manning
Name:	Martha E. Manning
Title:	Senior Vice President, General Counsel and Secretary

Dated: April 11, 2008

EXHIBIT INDEX

Exhibit No.	Description
10.1	Adolor Corporation Incentive Compensation Plan, dated January 6, 2005, as amended and restated April 9, 2008.